[LETTERHEAD OF STANDARD MOTOR PRODUCTS, INC.]

FOR IMMEDIATE RELEASE

                                                  For more information, contact:
                                                                  James J. Burke
                                                   Standard Motor Products, Inc.
                                                                  (718) 392-0200

                                                                    Jennifer Tio
                                                Maximum Marketing Services, Inc.
                                                            (312) 226-4111 x2449
                                                   Jennifer.tio@maxmarketing.com

                     STANDARD MOTOR PRODUCTS, INC. ANNOUNCES
               FIRST QUARTER 2006 RESULTS AND A QUARTERLY DIVIDEND

New York, NY, May 5, 2006......Standard Motor Products, Inc. (NYSE: SMP), an
automotive replacement parts manufacturer and distributor, reported today its consolidated financial results for the three months ended March 31, 2006.

Consolidated net sales for the first quarter of 2006 were $210.1 million, compared to consolidated net sales of $207.3 million during the comparable quarter in 2005. Earnings from continuing operations for the first quarter of 2006 were $2.6 million or 14 cents per diluted share, compared to $1.1 million or 5 cents per diluted share in the first quarter of 2005.


First quarter 2006 consolidated net sales increased slightly. Consolidated gross margins were 25.3% in the first quarter of 2006 compared to 23.4% in the first quarter of 2005, reflecting a 1.9 percentage point increase. The result was that operating income increased to $9.4 million from $5.8 million, or approximately 60%, in the first quarter of 2006 as compared to the comparable period in the prior year.

Commenting on the results, Mr. Lawrence Sills, Standard Motor Products' Chairman and Chief Executive Officer, said, "We are pleased with the progress we have achieved during this past quarter. In Engine Management, our sales were ahead by $8.4 million or 6%, and we are beginning to see improvements in gross margin. In the first quarter, our Engine Management gross profit of 24.7% was roughly two points higher than the comparable period in 2005, and 4.6 points higher than the full year 2005. Margins benefited from price increases in the first quarter and continuing efforts to reduce cost through manufacturing products that we had been purchasing and re-sourcing others to low cost alternatives. We are working diligently on cost reductions and anticipate further improvements ahead.

"In Temperature Control, our sales were below 2005, primarily because we scaled back our pre-season promotional program. We are now entering the prime summer months, and the key variable for sales will be the temperature in various parts of the country. The comparable 2005 sales figures will be challenging, as last year was one of the hottest years on record.

"Finally, we are pleased to announce that we have entered an agreement to sell Four Seasons' heater core assets to Proliance International, Inc. The transaction has an estimated purchase price of $3-4 million, and is expected to close in two tranches. The first closing relates to the sale of fixed assets and is expected to close by the third quarter of 2006. The second closing relates to the sale of inventory and is expected to close in April 2008. The heater core line had annual sales of approximately $6 million and incurred a small operating loss in 2005. We will continue to market the line, purchasing the finished product from Proliance for a period of up to 24 months, to ensure a smooth transition for our customers.

"This transaction will enable us to exit a product line where we are a relatively minor player, generate a one-time favorable cash flow benefit, and be in a position to sell an existing owned facility."

The Board of Directors has approved payment of a quarterly dividend of nine cents per share on the common stock outstanding. The dividend will be paid on June 1, 2006 to stockholders of record on May 15, 2006.

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Friday, May 5, 2006. The dial in number is 800-905-0392 (domestic) or 785-832-0326 (international). The playback number is 877-710-5298 (domestic) or 402-220-1603 (international). The conference ID # is STANDARD.


UNDER THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, STANDARD MOTOR PRODUCTS CAUTIONS INVESTORS THAT ANY FORWARD-LOOKING STATEMENTS MADE BY THE COMPANY, INCLUDING THOSE THAT MAY BE MADE IN THIS PRESS RELEASE, ARE BASED ON MANAGEMENT'S EXPECTATIONS AT THE TIME THEY ARE MADE, BUT THEY ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS, EVENTS OR PERFORMANCE TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS, EVENTS OR PERFORMANCE TO DIFFER MATERIALLY FROM THOSE RISKS AND UNCERTAINTIES DISCUSSED IN THIS PRESS RELEASE ARE THOSE DETAILED FROM TIME-TO-TIME IN PRIOR PRESS RELEASES AND IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q. BY MAKING THESE FORWARD-LOOKING STATEMENTS, STANDARD MOTOR PRODUCTS UNDERTAKES NO OBLIGATION OR INTENTION TO UPDATE THESE STATEMENTS AFTER THE DATE OF THIS RELEASE.


                                       ###

                          STANDARD MOTOR PRODUCTS, INC.
                      Consolidated Statements of Operations

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                             THREE MONTHS ENDED
                                                                  MARCH 31,
                                                            2006            2005
                                                        ------------    ------------
NET SALES                                               $    210,076    $    207,326

COST OF SALES                                                156,845         158,891
                                                        ------------    ------------
GROSS PROFIT                                                  53,231          48,435

SELLING, GENERAL & ADMINISTRATIVE EXPENSES                    43,788          42,076

INTEGRATION EXPENSES                                              87             524
                                                        ------------    ------------
OPERATING INCOME                                               9,356           5,835

OTHER INCOME (EXPENSE), NET                                      350            (215)

INTEREST EXPENSE                                               4,453           3,775
                                                        ------------    ------------
EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES               5,253           1,845

INCOME TAX EXPENSE                                             2,655             792
                                                        ------------    ------------
EARNINGS FROM CONTINUING OPERATIONS                            2,598           1,053

DISCONTINUED OPERATION, NET OF TAX                              (764)           (407)
                                                        ------------    ------------
NET INCOME                                              $      1,834    $        646
                                                        ============    ============
NET EARNINGS PER COMMON SHARE:

   BASIC EARNINGS FROM CONTINUING OPERATIONS            $       0.14    $       0.05
   DISCONTINUED OPERATION                                      (0.04)          (0.02)
                                                        ------------    ------------
   NET INCOME PER COMMON SHARE - BASIC                  $       0.10    $       0.03
                                                        ============    ============

   DILUTED EARNINGS FROM CONTINUING OPERATIONS          $       0.14    $       0.05
   DISCONTINUED OPERATION                                      (0.04)          (0.02)
                                                        ------------    ------------
   NET INCOME PER COMMON SHARE - DILUTED                $       0.10    $       0.03
                                                        ============    ============

WEIGHTED AVERAGE NUMBER OF COMMON SHARES                  18,192,774      19,440,356
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES     18,195,888      19,478,064

                             STANDARD MOTOR PRODUCTS
                     CONDENSED CONSOLIDATING BALANCE SHEETS
                             (Dollars in thousands)

                                     ASSETS
                                                   March 31,      December 31,
                                                      2006            2005
                                                  ------------    ------------
Cash                                              $      8,093    $     14,046

Accounts receivable, gross                             243,040         185,868
Allowance for doubtful accounts                         10,609           9,574
                                                  ------------    ------------
Accounts receivable, net                               232,431         176,294

Inventories                                            249,626         243,297
Other current assets                                    23,140          22,053
                                                  ------------    ------------
Total current assets                                   513,290         455,690
                                                  ------------    ------------
Property, plant and equipment, net                      84,340          85,805
Goodwill and other intangibles                          56,729          67,402
Other assets                                            41,233          44,147
                                                  ------------    ------------
Total assets                                      $    695,592    $    653,044
                                                  ============    ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Notes payable                                     $    192,556    $    149,236
Current portion of long term debt                          542             542
Accounts payable trade                                  64,572          52,535
Accrued customer returns                                22,443          22,346
Restructuring accrual                                    1,153           1,286
Other current liabilities                               56,716          59,977
                                                  ------------    ------------
Total current liabilities                              337,982         285,922

Long-term debt                                          98,406          98,549
Postretirement & other liabilities                      46,788          45,962
Restructuring accrual                                      418          11,348
Accrued asbestos liability                              24,521          25,556
                                                  ------------    ------------
Total liabilities                                      508,115         467,337
                                                  ------------    ------------
Total stockholders' equity                             187,477         185,707
                                                  ------------    ------------
Total liabilities and stockholders' equity        $    695,592    $    653,044
                                                  ============    ============